Exhibit 99.1

News Release
For Immediate Release

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104

Carolina Trust BancShares, Inc. Reports 1st Quarter 2018 Results

➢	$0.12 Net Income Per Diluted Share for the first quarter of 2018 as compared to $0.04 Net Income Per Diluted Share in the first quarter of 2017

LINCOLNTON, N.C., April 26, 2018 (GLOBE NEWSWIRE) - Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ - CART) reported its financial results today for the most recently completed fiscal quarter.  In the first quarter that ended March 31, 2018 (“1Q18”), the Company’s net income was $581,000 or $0.12 per diluted share as compared to $211,000 or $0.04 per diluted share in the quarter ended March 31, 2017 (“1Q17”), an increase of $370,000 (175%) or $0.08 per diluted share.

The table below summarizes the key components of net income for 1Q17 and 1Q18.

$ in thousands	For the 3 months ended
	March 31, 2017	March 31, 2018	Increase (Decrease)	% Change
Interest income	$4,077	$4,827	$750	18%
Interest expense	823	1,060	237	29%
Net interest income	3,254	3,767	513	16%
Provision for loan loss	151	252	101	67%
Noninterest income	292	405	113	39%
Noninterest expense	3,076	3,171	95	3%
Pre-tax income	319	749	430	135%
Income tax expense	108	168	60	56%
Net income	$211	$581	$370	175%

Pre-tax pre-provision income	$470	$1,001	$531	113%

Return on assets	0.23%	0.55%	0.32%
Pre-tax pre-provision return on assets	0.51%	0.94%	0.43%
Return on equity	2.92%	8.00%	5.08%
Net interest margin	3.72%	3.79%	0.07%
Efficiency ratio	87%	76%	(11%)
Average assets	$377,069	$430,727	$53,658	14%
Average loans	$310,578	$360,518	$49,940	16%
Average deposits	$318,420	$357,259	$38,839	12%

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Exhibit 99.1
The $370,000 increase in net income was due to increases in net interest income of $513,000 (16%) and noninterest income of $113,000 (39%) that were partially offset by increases in noninterest expenses of $95,000 (3%) and loan loss provision $101,000 (67%).  Income taxes increased by $60,000 (56%), proportionately less than the increase in pre-tax income $430,000 (135%), due to the decrease in the Company’s marginal federal tax rate from 34% to 21%, effective January 1, 2018.

Net interest income increased from $3,254,000 in 1Q17 to $3,767,000 in 1Q18, primarily due to loan growth and net interest margin expansion.  Average loans increased by $49.9 million (16%) from 1Q17 to 1Q18.  Over 80% of the growth was contributed by the Mooresville, Hickory and Denver, NC offices.

The net interest margin increased by 7 basis points from 3.72% in 1Q17 to 3.79% in 1Q18.  The margin expansion was due in part to higher loan yields and to an increase in the percentage of earning assets that were invested in loans from 87.5% in 1Q17 to 89.5% in 1Q18.  The loan yield increased from 5.04% in 1Q17 to 5.15% in 1Q18.  Several factors affected loan yields including fed funds rate increases of 25 basis points each in March 2017, June 2017, December 2017 and March 2018.  The margin expansion from loan growth and yields was partially offset by an 11 basis point increase in the cost of funds, including the cost of subordinated debt, from 0.97% in 1Q17 to 1.08% in 1Q18.

Noninterest income increased from $292,000 in 1Q17 to $405,000 in 1Q18.  The increase was mostly due to overdraft fees on deposits which were $56,000 (67%) higher and to an unrealized gain in value of equity securities that was $38,000 in 1Q18 as compared to $0 in 1Q17.  The growing Hickory office that relocated to a newly constructed building during 1Q17 accounted for most of the increase in overdraft fees.  Under generally accepted accounting principles, or GAAP, beginning in 2018, the changes in fair value of equity securities are required to be recorded in income.  Previously, the changes in values were recorded through accumulated other comprehensive income in the equity section of the balance sheet.

Noninterest expenses increased from $3,076,000 in 1Q17 to $3,171,000 in 1Q18.  The largest increases were in salaries, $120,000 (7%) higher, and other operating expenses, $46,000 (46%) higher, and were partially offset by a decrease in data processing expense, $66,000 (25%) lower.  Salaries were higher due to increases in incentive accruals, annual merit increases, and 2 additional full-time equivalent employees at the end of March 2018 as compared to March 2017.  Other expenses were higher due to higher accruals for state franchise taxes and regulatory expenses.

During the first quarter of 2018, assets grew by $40 million (9.8%) and were funded mostly by deposit growth of $32 million (9.5%).  In March 2018, the Company also obtained a $3 million secured term loan, most of which was invested in the subsidiary Bank’s capital to increase regulatory capital ratios and support the Bank’s asset growth.  The asset growth since December 31, 2017 was mostly in loans, up $18 million (5.3%) and interest-earning deposits with banks, up $14 million (386.4%).  Commercial real estate loans grew by $20 million (9.5%), with most of that increase being in owner-occupied commercial real estate loans and non-owner occupied commercial real estate that increased by $9 million (10.1%) and $6 million (7.9%), respectively.  Loans collateralized by other commercial real estate categories including acquisition and development of commercial properties and multifamily properties increased by smaller amounts.

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Exhibit 99.1
The Company grew deposits in all categories during 1Q18 including time deposits, up $20 million (13.2%), noninterest-earning demand deposits, up $6 million (12.4%) , interest-earning demand deposits (including checking and money market), up $4 million (3.9%), and savings, up $1 million (6.2%).  Management implemented a deposit incentive plan during the quarter to increase all four deposit categories in each branch and continued to emphasize the importance of our borrowers also having deposit accounts with the Bank.  The additional growth in time deposits can be attributed partially to promotional rates that the Bank offered to depositors with at least one checking account to strengthen customer relationships and to add liquidity.

Asset quality remained stable during the first quarter of 2018.  The ratio of non-performing assets (“NPAs”) to total assets was 0.75% on March 31, 2018 as compared to 0.87% on December 31, 2017, as a decline in nonaccrual loans was mostly offset by an increase in the balance of foreclosed properties.  The annualized ratio of net charge-offs (net recoveries) to average assets was 0.08% for 1Q18 as compared to (0.03%) for 1Q17.  The ratio of allowance for loan and lease losses remained unchanged at 1.03% at March 31, 2018 as compared to December 31, 2017.  The ratio of general allowance for non-impaired loans to total non-impaired loans was 0.97% at March 31, 2018 as compared to 0.98% at December 31, 2017.  The specific reserves for impaired loans increased by $7,000 during the first quarter of 2018.

Regulatory capital ratios for the subsidiary Bank increased following a $2.6 million investment by the Company from proceeds of the secured term loan closed in March 2018.  The Bank’s total risk-based capital ratio at March 31, 2018 was 11.41%, an increase from 11.08% at December 31, 2017.

In April 2018, after reviewing its capital requirements to support plans for continued growth and general corporate purposes, the Company initiated and completed a follow-on public offering of 2,310,000 shares of common stock at $8.00 per share for aggregate proceeds of $18.5 million.  The offering closed on April 23, 2018.  After deducting the underwriting discount and estimated offering expenses, the Company expects the net proceeds to be approximately $17.1 million.

About Carolina Trust BancShares, Inc.
Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C.  The bank operates in the Western Piedmont and Mountain Regions of North Carolina in nine full-service branch offices in Lincoln, Catawba, Gaston, Iredell and Rutherford Counties and a loan production office in Rowan County.

Caution Regarding Forward-Looking Statements: This news release contains forward-looking statements. Words such as “anticipates,” “ believes,” “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: the impact of the Tax Cuts and Jobs Act, including any changes in the estimated revaluation of our tax assets and liabilities; changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principles, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Carolina Trust BancShares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures:  This news release presents certain non-GAAP financial measures.  The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP.  The Company considers these adjustments to be relevant to ongoing operating results.  The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for the period-to-period comparisons, which will assist the regulators, investors, and analysts in analyzing the operating results or financial position of the Company.  The non-GAAP financial measures are used by management to assess the performance of the Company’s business, including for presentations of Company performance to investors.  The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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Exhibit 99.1
Dollars in thousands, except share and per share data

Carolina Trust BancShares, Inc.
Selected Financial Highlights

	Unaudited 3/31/18	(a) 12/31/17	Unaudited 9/30/17	Unaudited 6/30/17	Unaudited 3/31/17
Balance Sheet Data:
Total Assets	$446,610	$406,618	$400,297	$390,168	$382,481
Total Loans	367,039	348,679	340,038	324,349	311,609
Reserve for Loan Loss	3,780	3,599	3,423	3,213	3,471
Total Deposits	372,902	340,653	337,589	330,893	323,179
Total Shareholders’ Equity	29,379	29,119	29,765	29,573	29,361

Comparative Income Statements
For the Three Months Ended

	Unaudited 3/31/18	Unaudited 3/31/17	Variance $	Variance %
Income and Per Share Data:
Interest Income	$4,827	$4,077	$750	18%
Interest Expense	1,060	823	237	29%
Net Interest Income	3,767	3,254	513	16%
Provision for Loan Loss	252	151	101	67%
Net Interest Income After Provision	3,515	3,103	412	13%
Non-interest Income	405	292	113	39%
Non-interest Expense	3,171	3,076	95	3%
Income Before Taxes	749	319	430	135%
Income Tax Expense	168	108	60	56%
Net Income Available to Common Shareholders	$581	$211	370	175%

Net Income Per Common Share:
Basic	$0.12	$0.05
Diluted	$0.12	$0.04
Average Common Shares Outstanding:
Basic	4,660,325	4,654,386
Diluted	4,764,724	4,734,010

(a)	Note: Derived from audited financial statements

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Exhibit 99.1
Carolina Trust BancShares, Inc.
Quarterly Income Statement
Dollars in thousands, except share and per share data

	For the three months ended:
Income and Per Share Data:	Unaudited 3/31/18	Unaudited 12/31/17	Unaudited 9/30/17	Unaudited 6/30/17	Unaudited 3/31/17
Interest Income	$4,827	$4,672	$4,434	$4,266	$4,077
Interest Expense	1,060	916	894	846	823
Net Interest Income	3,767	3,756	3,540	3,420	3,254
Provision for (Recovery of) Loan Loss	252	149	340	64	151
Net Interest Income After Provision	3,515	3,607	3,200	3,356	3,103
Non-interest Income	405	379	367	338	292
Non-interest Expense	3,171	3,114	3,046	3,409	3,076
Income Before Taxes	749	872	521	285	319
Income Tax Expense	168	1,226	170	89	108
Net Income (Loss)	581	(354)	351	196	211
Preferred Stock Dividend	-0-	-0-	-0-	-0-	-0-
Net Income Available to Common Shareholders	581	$(354)	$351	$196	$211

Net Income (Loss) Per Common Share:
Basic	$0.12	$(0.08)	$0.08	$0.04	$0.05
Diluted	$0.12	$(0.08)	$0.07	$0.04	$0.04
Average Common Shares Outstanding:
Basic	4,660,325	4,657,304	4,654,880	4,654,880	4,654,386
Diluted	4,764,274	4,752,961	4,470,660	4,722,607	4,734,010

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Exhibit 99.1
Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands, except share and per share data

	3/31/18	12/31/17		9/30/17	6/30/17	3/31/17
Capital Ratios:
Common equity tier 1 capital ratio*	10.43%	10.10%		10.31%	10.89%	11.23%
Tier 1 capital ratio*	10.43%	10.10%		10.31%	10.89%	11.23%
Total capital ratio*	11.41%	11.08%		11.26%	11.83%	12.28%
Tier 1 leverage ratio*	9.49%	9.22%		9.54%	9.75%	9.87%

Tangible Common Equity (a)	$29,315	$29,046		$29,682	$29,479	$29,255
Common Shares Outstanding	4,660,987	4,657,880		4,654,880	4,654,880	4,654,880
Book Value per Common Share	$6.30	$6.25		$6.39	$6.35	$6.31
Tangible Book Value per Common Share (a)	$6.29	$6.24		$6.38	$6.33	$6.28

Performance Ratios for the 3 Months Ended (annualized):
Return on Average Assets	0.55%	(0.35	%)**	0.35%	0.20%	0.23%
Return on Average Common Equity	8.00%	(4.71	%)**	4.67%	2.64%	2.92%
Net Interest Margin	3.79%	3.91%		3.80%	3.80%	3.72%

Asset Quality:
Delinquent Loans (30-89 days accruing interest)	$430	$649		$2,170	$2,615	$911
Delinquent Loans (90 days or more and accruing)	-0-	$82		-0-	$181	-0-
Non-accrual Loans	1,125	2,664		2,142	2,715	2,937
OREO and Repossessed property	2,215	789		467	583	880
Total Nonperforming Assets	$3,340	$3,453		$2,609	$3,479	$3,817

Restructured Loans	$4,096	$4,163		$4,363	$4,428	$3,701
Nonperforming Assets / Total Assets	0.75%	0.87%		0.65%	0.89%	1.00%
Nonperforming Assets / Equity Capital & ALLL	10.07%	10.75%		7.86%	10.61%	11.63%
Allowance for Loan Losses / Nonperforming Assets	113.15%	101.80%		131.20%	92.36%	90.94%
Allowance for Loan Losses / Total Loans	1.03%	1.03%		1.01%	0.99%	1.11%
Net Loan Charge-offs (Recoveries)	$71	$(26)		$130	$323	$73
Net Loan Charge-offs (Recoveries) / Average Loans (%) (annualized)	0.08%	(0.03%)		0.16%	0.41%	0.10%

Note:  Financial information is unaudited.

*Note:  Capital ratios are presented for Carolina Trust Bank which reports these ratios to the Federal Financial Institutions Examination Council on form FFIEC 051.

**Note:  For the three months ended December 31, 2017, the Adjusted Return on Assets and Adjusted Return on Equity that  excluded the impact of the deferred tax asset revaluation from the Job Cuts and Tax Act were 0.57% and 7.68%, respectively.

(a) Note

Reconciliation of GAAP to non-GAAP:	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Shareholders’ equity (GAAP)	$29,379	$29,119	$29,765	$29,573	$29,361
Less: Core deposit intangible	64	73	83	94	106
Tangible Common Equity (non-GAAP)	29,315	29,046	29,682	29,479	29,255
Common Shares Outstanding	4,660,987	4,657,880	4,654,880	4,654,880	4,654,880
Tangible Book Value per Common Share (non-GAAP)	$6.29	$6.24	$6.38	$6.33	$6.28

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